EXHIBIT 107

Filing Fee Table

Form F-4

(Form Type)

Leading Partners Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Ordinary Shares	Rules 457(c) and 457(f)(1)	6,289,787(1)	US$11.60(2)	US$72,961,529.20	0.0001531	US$11,170.41
	Equity	Class A Ordinary Shares	Rule 457(f)(2)	43,000,000(3)	US$0.000033(4)	US$ $1,419	0.0001531	US$0.22
	Equity	Warrants	Rule 457(i)	10,781,201(5)	US$0.01(6)	US$107,812.01	0.0001531	US$16.51
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amount					US$73,070,774.54		US$11,187.14
	Total Fees Previously Paid							—
	Total Fee Offsets							N/A
	Net Fee Due							US$11,187.14

(1)

The number of ordinary shares, par value US$0.0001 per share, of Leading Partners Limited (“PubCo”), a Cayman Islands exempted company with limited liability being registered is based upon the maximum number of shares of Class A ordinary shares of the PubCo (“PubCo Class A Ordinary Shares”)  issuable in connection with the business combination (“Business Combination”) described in the enclosed proxy statement/prospectus. This number includes: (a) 399,187 PubCo Class A Ordinary Shares to be received by the public shareholders of Healthcare AI Acquisition Corp. (“HAIA”), assuming no redemption; (b) 3,184,830 PubCo Class A Ordinary Shares to be received by Sponsor (as defined in the proxy statement/prospectus), in exchange for the 3,184,830 Class A ordinary shares of HAIA (“HAIA Class A Ordinary Shares”) held by them (consisting of 3,184,829 HAIA Class Ordinary Shares held by it and 1 HAIA Class A Ordinary Shares to be converted from the 1 Class B ordinary share of HAIA held by it); (c) 2,605,770 PubCo Class A Ordinary Shares to be received by the Former Sponsor (as defined in the proxy statement/prospectus),  in exchange for  (i) 2,105,770 HAIA Class A Ordinary Shares held by it, and (ii) 500,000 HAIA Class A Ordinary shares to be received by it in exchange for the 11,124,960 private placement warrants of HAIA held by it at the closing of the Business Combination; and (d) 100,000 PubCo Class A Ordinary Shares to be received by the former HAIA management (consisting of Greg Caswill, Robert Piconi, Xavier Flinois and Elizabeth Weymouth), in exchange for 100,000 HAIA Class A Ordinary Shares held by them.,

(2)

Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on the average of the high ($11.60) and low ($11.60) prices for the HAIA Class A Ordinary Shares on the OTC Markets as of March 3, 2025.

(3)

Represents 43,000,000 PubCo Class A Ordinary Shares to be received by the current shareholders of Leading Group Limited, in exchange for the 1,159,682,763 ordinary shares of Leading Group Limited held by them.

(4)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. Leading Group Limited is a private company with no existing market for its securities, and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of such securities to be exchanged in the Business Combination.

(5)

Represents an aggregate of 10,781,201 warrants of the PubCo, each whole warrant entitling the holder to purchase one PubCo Class A Ordinary Share at a price of $11.50 per share, to be issued in exchange for public warrants of HAIA in connection with the Business Combination.

(6)	In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on the average of the high ($0.01) and low ($0.01) prices for the HAIA warrants on the OTC Markets as of March 3, 2025.